UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 23, 2017

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2017, Rick R. Taylor, who currently serves in the class of directors of Park National Corporation (“Park”) whose terms expire at the 2019 Annual Meeting of Shareholders, notified Park’s Board of Directors that he had decided to retire as a director of Park, effective immediately prior to the 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), which is currently scheduled to be held on April 23, 2018. Mr. Taylor will continue to serve on the Advisory Board of the Richland Bank Division of Park’s national banking association subsidiary, The Park National Bank (“PNB”).

Mr. Taylor has served as a director of Park since 1998 and as a member of the Advisory Board of the Richland Bank Division of PNB since the August 29, 2008 merger of The Richland Trust Company, then a subsidiary of Park, into PNB becoming a division of PNB. Mr. Taylor had served as a member of the Board of Directors of The Richland Trust Company from 1995 until the August 29, 2008 merger with PNB. Mr. Taylor will be recognized at the 2018 Annual Meeting for his many significant contributions to the Park organization.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: October 27, 2017	By:	/s/ Brady T. Burt
Brady T. Burt
Chief Financial Officer, Secretary and Treasurer